UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2004

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Stock and Warrant Purchase Agreement
Ex-10.2 Form of Warrant
Ex-10.3 Amendment No. 2 to Tenth Rights Agreement
EX-99.1 Press Release dated August 2, 2004

Item 5. Other Events and Required FD Disclosure.

     On August 2, 2004, Acusphere, Inc. (the “Company”) announced a $21.5 million private placement (the “Private Offering”) of up to an aggregate of 3,440,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a per share purchase price of $6.25, and warrants to purchase up to an additional 688,000 shares of Common Stock (the “Warrants”), exercisable at $8.50 per share. SG Cowen & Co., LLC is serving as placement agent for the financing and will receive a customary fee from the Company. A copy of the press release issued by the Company on August 2, 2004 announcing the Private Offering is attached hereto as Exhibit 99.1.

     On August 2, 2004, the Company completed a partial closing of the Private Offering which resulted in aggregate gross proceeds to the Company of approximately $17.9 million. The Company issued approximately 2.9 million shares of Common Stock and Warrants to purchase up to approximately 573,000 additional shares of Common Stock at the first closing. No shareholder approval was required for the first closing. The Shares and Warrants were offered and sold to institutional and accredited investors as defined in the Securities Act of 1933, as amended. A second and final closing resulting in additional gross proceeds of approximately $3.6 million would occur subject to receiving shareholder approval in accordance with the marketplace rules of The Nasdaq Stock Market, Inc. and customary closing conditions. Subject to receiving shareholder approval, the second and final closing is expected to occur sometime in the fourth quarter of 2004.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the Shares issued in the Private Offering and the shares of Common Stock issued upon exercise of the Warrants.

     In connection with the Private Offering, the Company and several of its stockholders entered into an Amendment No. 2 to the Tenth Amended and Restated Investors’ Rights Agreement dated as of July 29, 2004, pursuant to which, among other things, the Company is authorized to grant registration rights to the Purchasers and the stockholders waive their piggyback registration rights in connection with the Private Offering.

     A copy of the Stock and Warrant Purchase Agreement is attached hereto as Exhibit 10.1, a copy of the form of Warrant is attached hereto as Exhibit 10.2, and a copy of Amendment No. 2 to the Tenth Amended and Restated Investors’ Rights Agreement is attached hereto as Exhibit 10.3. A copy of the press release issued by the Company on August 2, 2004 announcing the Private Offering is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated by reference and the description of the each of the foregoing documents contained in the Current Report of Form 8-K is qualified in its entirety by reference to such documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Stock and Warrant Purchase Agreement dated as of July 29, 2004

10.2	Form of Warrant

10.3	Amendment No. 2 to the Tenth Amended and Restated Investors’ Rights Agreement dated as of July 29, 2004

99.1	Press Release issued by the Company on August 2, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: August 4, 2004	By:		/s/ John F. Thero

		Name:	John F. Thero
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock and Warrant Purchase Agreement dated as of July 29, 2004

10.2	Form of Warrant

10.3	Amendment No. 2 to the Tenth Amended and Restated Investors’ Rights Agreement dated as of July 29, 2004

99.1	Press Release issued by the Company on August 2, 2004